Exhibit 5.1

              Form of Opinion of Serchuk & Zelermyer, LLP regarding
                         legality of stock to be issued

                                                         _________________, 1998
Gouverneur Bancorp, Inc.
42 Church Street
Gouverneur, New York 13642

Gentlemen:

      We have acted as counsel to Gouverneur Bancorp, Inc., a corporation organized under the laws of the United States (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, by the Corporation of an aggregate of up to 1,834,969 shares of Common Stock, par value $.01 per share (the "Shares") of the Corporation, and the related preparation and filing by the Corporation with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement"). In rendering the opinions set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon the representations of the Corporation contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Corporation or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than the Corporation, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

      Based on the foregoing, we are of the opinion that the Shares to be issued and sold by the Corporation have been duly authorized and, when issued and sold as contemplated in the Registration Statement and the Plan of Mutual Holding Company Reorganization and Stock Issuance of Gouverneur Savings and Loan Association (the "Bank"), will be validly issued and outstanding, fully paid and non-assessable.

      In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

      This opinion is given solely for the benefit of the Corporation and investors who purchase Shares pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

      We consent to the filing of this opinion as an Exhibit to the Corporation's Registration Statement and to the Bank's Notice of Mutual Holding Company Reorganization on Form MHC-1 ("Form MHC-1") and the Bank's Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company on Form MHC-2 ("Form MHC-2") and to the reference to our firm under the headings "The Reorganization-Effects of Reorganization on Depositors and Borrowers-Tax Effects" and "Legal and Tax Opinions" in the prospectus which is part of such Registration Statement and to the reference to our firm in Form MHC-1 and Form MHC-2.


                                            Very truly yours,


                                            Serchuk & Zelermyer, LLP